UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 15, 2005

IA Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-15863	13-4037641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 N. Reo Street, Suite 300, Tampa, FL 33609

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (813) 261-5157

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On December 13, 2005, IA Global, Inc.’s (the “Company”) wholly owned subsidiary Global Hotline, Inc. (“Global Hotline”) entered into an amendment (the “Amendment”) to the Special Business Outsourcing Contract, dated as of September 6, 2004, between Global Hotline and KDDI.

The Amendment, among other things, modified (i) the total payments under the contract from 2,925,000,000 YEN or approximately $25,400,000 at current exchange rates to 2,331,000,000 YEN or approximately $20,300,000 at current exchange rates and (ii) the targets of subscriber lines from quarterly targets to one target at the end of the contract.

A copy of the Amendment described above will be filed as an exhibit to the Company’s Form 10-K Annual Report for the year ended December 31, 2005.

Section 8 - Other Events

Item 8.01 Other Events.

On December 15, 2005, the Board of Directors of IA Global, Inc. (the “Company”) amended the Company’s Audit Committee Charter and the Nominations and Governance Committee Charter. A copy of the amended Audit Committee Charter is filed hereto as Exhibit 99.1 and a copy of the amended Nominations and Governance Committee Charter is filed hereto as Exhibit 99.2. Copies of these amended charters may also be found on the Company’s website at http://www.iaglobalinc.com/investors.html.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of business acquired – None.

(b)	Pro Forma financial information – None.

(c)	Shell company transactions – None.

(d)	Exhibits –

Exhibit No.	Description
99.1	Audit Committee Charter
99.2	Nominations and Governance Committee Charter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IA Global, Inc.

(Registrant)

Dated: December 19, 2005

By:	/s/ Mark Scott

Mark Scott

President and Chief Financial Officer